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$1,363,757.00                                                     March 23, 1995


                NONNEGOTIABLE CONSOLIDATED, AMENDED AND RESTATED
                                PROMISSORY NOTE

     FOR VALUE RECEIVED, KEVIN HARRINGTON (hereinafter "MAKER") promises to pay to the order of NATIONAL MEDIA CORPORATION (hereinafter "PAYEE") at the office of PAYEE, or at such other place designated by PAYEE, the principal sum of ONE MILLION THREE HUNDRED SIXTY THREE THOUSAND SEVEN HUNDRED FIFTY SEVEN DOLLARS ($1,363,757), payable on or before September 30, 1996 (the "Maturity Date"). Simple interest, at the rate of four percent (4.0%) per annum, shall accrue from the date hereof on the outstanding principal hereunder and shall be payable on or before the Maturity Date. This Note constitutes the consolidation, amendment and restatement of the following two promissory notes of MAKER to PAYEE: (i) that promissory note dated January 13, 1994, in the original principal amount of $1,269,550, as amended by amendment dated April 6, 1994; and (ii) that promissory note dated September 24, 1993 in the original principal amount of $161,500, each of which notes (collectively, the "Prior Notes") shall, from and after the execution and delivery hereof by MAKER, be deemed cancelled. Payee, by accepting delivery of this Note, forever waives any rights, claims and remedies it may otherwise have had against Maker under the Prior Notes.

     Reference is made to that certain letter agreement dated of even date herewith by and between MAKER and PAYEE (the "Letter Agreement"). Pursuant to the Letter Agreement, MAKER is required to make (or cause to be made) certain periodic payments to PAYEE of interest and principal under this Note. The terms of the Letter Agreement are specifically incorporated herein by this reference. Terms capitalized but not otherwise defined herein shall have the meanings given to them, respectively, in the Letter Agreement.

     This Note may be prepaid in whole or in part at any time without penalty.

     Each of the following events shall constitute an Event or Default under this Note, regardless of the cause thereof and whether within or beyond the control of MAKER:

     (a) The failure of MAKER (i) to pay the full remaining principal balance and all accrued interest under this Note by September 30, 1996, or
          (ii) to cause W. H. Newbold's & Co., Inc. ("Newbold's") to pay any sum due under the Letter Agreement (and therefore this Note) within two
          (2) days of the date such payment was due;

     (b) If MAKER shall make an assignment for the benefit of creditors, file a petition in bankruptcy, apply to or petition any tribunal for the appointment of a receiver, intervenor or trustee for MAKER or a substantial part of MAKER's assets; or if MAKER shall commence any proceeding under any bankruptcy, assignment or readjustment of debt law or statute of any jurisdiction, whether now or hereafter in effect; or if any such petition or application shall have

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          been filed or proceeding commenced against MAKER which shall not be dismissed within ninety (90) days, or if any such receiver, intervenor or trustee shall have been appointed and shall not have been dismissed within ninety (90) days;

     (c)  The material breach by MAKER of the Letter Agreement; and

     (d) The refusal or material failure of Newbold's to honor the Letter of Instructions (or such other instructions as the parties may hereafter agree upon).

     Notwithstanding the foregoing, failure of Newbold's to pay timely any sum due to PAYEE under the Letter Agreement and this Note shall not constitute a default by MAKER in the event that National fails to deliver any quarterly statement of outstanding principal and accrued interest to Newbold's as contemplated by the Letter Agreement.

     If an Event of Default should occur under this Note, then the entire unpaid balance of said principal sum shall, at the option of PAYEE and without notice to MAKER, become due and payable immediately, and PAYEE may also recover all costs of suit and other expenses in connection therewith.

     MAKER hereby waives presentment, demand for payment, notice of dishonor, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

     Maker acknowledges that he has had the assistance of counsel in the review and execution of this Note and further acknowledges that the meaning and effect of the terms and provisions hereof have been fully explained to Maker by such counsel.

     The failure of Payee to exercise any right or remedy afforded under this Note or the Letter Agreement shall in no event be construed as a waiver or release thereof.

     MAKER hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note. Maker's obligations hereunder shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by PAYEE. MAKER consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by PAYEE with respect to the payment or other provisions of the NOTE, and to the release of the collateral or any part thereof, with or without substitution.

     No delay by PAYEE in exercising any power or right hereunder shall operate as a waiver of any power or right, preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no


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waiver whatever or modification of the terms hereof shall be valid unless in writing signed by PAYEE or any holder of this Note and then only to the extent therein set forth.

     This Note may not be assigned by Payee without Maker's prior written consent, which shall be in the sole discretion of Maker.

     This Note shall be interpreted and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania.


                                     KEVIN HARRINGTON


                                     /s/ Kevin Harrington
                                     ------------------------------